                                  Exhibit 99

[LOGO]          United Parcel Service of America, Inc.
                                      55 Glenlake Parkway NE. Atlanta, GA 30328
                                                                 (404) 828-6000






                              November 15, 1994


Dear UPSer:

        It is a great pleasure to welcome you as a member of the 1994 Managers Incentive Plan. Your participation is the result of the dedication and efforts you have demonstrated on behalf of our company.

        This year's award will consist of four shares of UPS common stock for each share of Overseas Partners Ltd. common stock.

        The Incentive Plan results are based on UPS profits for the 12 months ending September 30. The company enjoyed a strong performance over that period despite continued competitive and economic challenges around the world.

        On behalf of the 26,720 active members of the Managers Incentive Plan, I would like to extend a special congratulations to the 2,995 new partners who are receiving stock for the first time this year. Your continued contributions to the progress of our company will help ensure that the value of your ownership will grow in the years to come.

        The principle of manager-ownership has been integral to the success of our organization for several decades. Our partnership philosophy builds loyalty, dedication and helps us make the right decisions for the long-term benefit of our company and our customers.

        I thank you all for your fine efforts and look forward to another successful year.


                                        Sincerely,

                                        OZ Nelson
                                        ---------
                                        OZ Nelson
                                        Chairman

                                             15. November 1994

Sehr geehrter Kollege,
sehr geehrte Kollegin,

        ich freue mich sehr, Ihnen mitteilen zu konnen, dass Sie zu den Teilnehmern am "Managers Incentive Plan" (Sonderbonus-Plan fur Manager) fur das Jahr 1994 gehoren, mit dem wir Ihren Einsatz und Ihre Leistungsbereitschaft fur unser Unternehmen wurdigen mochten.

        Die in diesem Jahr auszuschuttende Leistungspramie besteht aus vier UPS-Stammaktien je Overseas Partners Ltd.-Stammaktie

        Der Sonderbonus-Plan basiert auf den Ergebnissen, die UPS in den letzten 12 Monaten zum 30. September erwirtschaften konnte. Trotz des anhaltenden Wettbewerbsdrucks und der weltweiten wirtschaftlichen
Herausforderungen, denen sich unser Unternehmen zu stellen hatte, konnen wir mit der Ertragsentwicklung in diesem Zeitraum sehr zufrieden sein.

        Seitens der 26.720 aktiven Teilnehmer am "Managers Incentive Plan" mochte ich den 2.995 Mitarbeitern, die im laufenden Jahr zum ersten Mal Aktien erhalten, besonders herzlich zu diesem Erfolg gratulieren. Durch Ihren fortgesetzten Einsatz fur die Belange unseres Unternehmens konnen Sie dazu beitragen, dass der Wert Ihrer Beteiligung in den kommenden Jahren weiter wachsen wird.

        Die Management-Verantwortung als Anteileigner ist seit mehreren Jahrzehnten wesentliche Voraussetzung fur den Erfolg unseres
Unternehmens. Diese Philosophie der Partnerschaft fordert Firmentreue und Engagement und hilft uns, die richtigen Entscheidungen zum langfristigen Nutzen unseres Unternehemens und unserer Kunden zu treffen.

        Nochmals herzlichen Dank fur die hervorragende Arbeit, die Sie geleister haben, und viel Erfolg fur das kommende Jahr!



                                             Mit bestem Wunschen,

                                             /s/ OZ NELSON
                                             ----------------------
                                             Oz Nelson
                                             Chairman

            1994 UPS MANAGERS INCENTIVE PLAN PARTICIPATION NOTICE
                           PAYABLE IN FEBRUARY 1995




                                                                             ESTIMATED BALANCE
PROFIT     ADDITIONAL    TOTAL    ESTIMATED TAXES TO BE WITHHELD    CHARGE      TO BE PAID
INCENTIVE  INCENTIVE    EARNINGS   FEDERAL*   STATE**  OLD AGE      A/C REC.     IN STOCK




     This is the notice of your participation in the 1994 UPS Managers Incentive Plan. The Plan is described below.

     An Earnings Statement, showing final figures, including the number of shares of stock you will receive, will be given to you when the shares have been deposited in your account with First Fidelity Bank, N.A.

     The Profit Incentive consists of an allocation of 15% of the profits of United Parcel Service of America, Inc. (before federal income taxes, exclusive of gains or losses on sales of real estate or stock of subsidiary companies) for the twelve months ended September 30, 1994. This year one unit members receive
an allocation equal to [   ] month's salary as of September 30, 1994.  Two unit
members receive twice that amount.

     The Additional Incentive is equal to 2 1/2% of the cost of stock deposited in the UPS Managers Stock Trust, less the cumulative proceeds from sales of any such stock. The Additional Incentive is limited to a maximum amount equal to one month's salary.

     A new determination of membership in the UPS Managers Incentive Plan is made each year without regard to Membership in prior years. A manager may become a member of the plan each year only upon recommendation of the district or department manager with the approval of the region or corporate group manager.

     This Participation Notice is being given to you as a member of the 1994 UPS Managers Incentive Plan. Your rights under the Plan become fixed when you receive this Notice. Payment will be made in February 1995.

                                            United Parcel Service

* Federal income tax withheld at 28% as required under provisions of Omnibus Budget Reconciliation Act of 1993.

** State taxes are estimated and do not include local taxes. Actual state & local taxes will be withheld in February, based upon the rates in effect at that time.

            1994 UPS MANAGERS INCENTIVE PLAN PARTICIPATION NOTICE
                           PAYABLE IN FEBRUARY 1995




 PROFIT      ADDITIONAL   TOTAL    ESTIMATED TAXES TO BE WITHHELD    CHARGE
INCENTIVE    INCENTIVE   EARNINGS   CAN. FEDERAL   UNTEMP INS.       A/C REC.   NET PAYMENT

CANADIAN DOLLARS




        This is the notice of your participation in the 1994 UPS Managers Incentive Plan. The Plan is described below.

        An Earnings Statement, showing final figures, including the number of shares of stock you will receive, will be given to you when the shares have been deposited in your account with First Fidelity Bank, N.A.

        The Profit Incentive consists of an allocation of 15% of the profits of United Parcel Service of America, Inc. (before federal income taxes, exclusive of gains or losses on sales of real estate or stock of subsidiary companies) for the twelve months ended September 30, 1994. This year one unit members receive
an allocation equal to       months' salary as September 30, 1994.  Two unit
members receive twice that amount.

        The Additional Incentive is equal to 2 1/2% of the cost of stock deposited in the UPS Managers Stock Trust, less the cumulative proceeds from sales of any such stock. The Additional Incentive is limited to a maximum amount equal to one month's salary.

        A new determination of membership in the UPS Managers Incentive Plan is made each year without regard to Membership in prior years. A manager may become a member of the plan each year only upon recommendation of the district or department manager with the approval of the region or corporate group manager.

        This Participation Notice is being given to you as a member of the 1994 UPS Managers Incentive Plan. Your rights under the Plan become fixed when you receive this Notice. Payment will be made in February 1995.

                                                     UNITED PARCEL SERVICE

            1994 UPS MANAGERS INCENTIVE PLAN PARTICIPATION NOTICE
                           PAYABLE IN FEBRUARY 1995


                                                                           ESTIMATED BALANCE
 PROFIT      ADDITIONAL       TOTAL                                            TO BE PAID
INCENTIVE    INCENTIVE       EARNINGS     ESTIMATED TAXES TO BE WITHHELD        IN STOCK


NATIVE CURRENCY


        This is the notice of your participation in the 1994 UPS Managers Incentive Plan. The Plan is described below.

        An Earnings Statement, showing final figures, including the number of shares of stock you will receive, will be given to you when the shares have been deposited in your account with First Fidelity Bank, N.A.

        The Profit Incentive consists of an allocation of 15% of the profits of United Parcel Service of America, Inc. (before federal income taxes, exclusive of gains or losses on sales of real estate or stock of subsidiary companies) for twelve months ended September 30, 1994. This year one unit members receive
an allocation equal to    month's salary as of September 30, 1994. Two unit
members receive twice that amount.

        The Additional Incentive is equal to 2 1/2% of the cost of stock deposited in the UPS Managers Stock Trust, less the cumulative proceeds from sales of any such stock. The Additional Incentive is limited to a maximum amount equal to one month's salary.

        A new determination of membership in the UPS Managers Incentive Plan is made each year without regard to Membership in prior years. A manager may become a member of the plan each year only upon recommendation of the district or department manager with the approval of the region or corporate group manager.

        This Participation Notice is being given to you as a member of the 1994 UPS Managers Incentive Plan. Your rights under the Plan become fixed when you receive this Notice. Payment will be made in February 1995.

                                                       UNITED PARCEL SERVICE

                    BENACHRICHTIGUNG UBER DIE TEILNAHME AM
                     "1994 UPS MANAGERS INCENTIVE PLAN"
                   (UPS SONDERBONUS-PLAN FUR MANAGER 1994)
                           ZAHLBAR IM FEBRUAR 1995




SONDERBONUS    ZUSATZLICHER    GESAMTER BONUS   VORLAUFIGE GEHALTSABZUGE GESAMT      UMBUCHUNGEN/       VORLAUFIGER
 BRUTTO DM       BONUS          BRUTTO DM       (LOHNSTEUER/SOZIALVERSICHERUNG)     YERRECHNUNGEN     SONDERBONUS NETTO





        Hiermit benachrichtigen wir Sie uber Ihre Teilnahme am "UPS Managers Incentive Plan" (UPS Sonderbonus-Plan fur Manager) der United Parcel Service of America, Inc. fur das Jahr 1994.

        Die endgultige Bonusaufstellung unter Angabe der Aktien, die Sie erhalten, wird lhnen nach Ubertragung der Aktien in lhr Depot bei der First Fidelity Bank, N.A. zugesandt.

        Insgesamt werden 15 Prozent der in den letzen zwolf Monaten zum September 1994 erziehiten Ertrage der United Parcel Service of America, Inc. (vor Ertragssteuern und ausschliesslich der Gewinne oder Verluste aus dem Verkauf von Immobilien oder Beteiligungen an Tochtergesellschaften) als Sonderbonus ausgeschuttet. In diesem Jahr erhalten Teilnehmer, die fur eine
Bonuseinheit vorgesehen sind, eine Zuteilung in Hohe des   - fachen ihres
September 1994-Gehalts. Teilnehmer, die fur zwei Bonuselnhelten vorgesehen sind, erhalten das Doppelte diese Betrages.

        Der zusatzliche Bonus entspricht 2,5 Prozent der Einstandskosten der im "UPS Managers Stock Trust" deponierten Aktien abzuglich der kumulativen Erlose aus etwaigen Aktienverkaufen. Der zusatzliche Bonus darf ein Monatsgehalt nicht uberschreiten.

        United Parcel Service of America, Inc. entscheldet jahrlich neu daruber, ob und fur weiche Unternehmen der UPS-Unternehmensgruppe ein "UPS Manager Incentive Plan" zur Vertugung gestelit wird. Diese Entscheidung erfoigt unabhangig von den Entscheidungen In vorangegangenen Jahren. Ebenso wird die Entscheidung uber die Teilnahme des einzelnen Managementmitarbeiters am "UPS Managers Incentive Plan" von der United Parcel Service of America, Inc.
jahrlich ohne Berucksichtigung einer etwaigen Teilnahme in vorangegangenen Jahren neu getroffen. Voraussetzung fur die Tellnahme ist in jedem Fall, dass sich der Mitarbeiter zum Zeitpunkt der Zahlung in einem ungekundigten Anstellungsverhaltnls mlt dem jeweiligen UPS Untemehmen befindet. Dessen ungeachtet erfoigt die Aktienzuteilung frelwillig; auch nach wiederholter Teilnahme am "UPS Managers Incentive Plan" erwachst hierauf kein Rechtsanspruch fur die Zukunft.

        Die Zahlung erfoigt im Februar 1995.

                                                       UNITED PARCEL SERVICE